                                                                  EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANT


     We hereby consent to the incorporation by reference of Wright & Company, Inc. and incorporation of information from our reserve reports prepared for Belden & Blake Corporation into the Registration Statement of Belden & Blake Corporation for the registration of Senior Secured Notes due 2012. We further consent to the use of our name in the "Experts" section, as appropriate.




                                               By:


                                                /s/ D. Randall Wright
                                                ---------------------
                                                D. Randall Wright
                                                President


Wright & Company, Inc.
Brentwood, Tennessee
September 20, 2004